P12000034537

400268544024

01/26/15--01010--020 **35.00

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

FILED
15 JAN 26 PM 2:52

JAN 27 2015

R. WHITE

COVER LETTER

TO: Amendment Section
Division of Corporations

SUBJECT: HELPFUL ALLIANCE COMPANY
Name of Corporation

DOCUMENT NUMBER: P12000034537

The enclosed Articles of Correction and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Sergey Gurin
Name of Contact Person

HELPFUL ALLIANCE COMPANY
Firm/Company

700 W Hillsboro Blvd., Suite 1-100
Address

Deerfield Beach, FL 33441
City/State and Zip Code

helpfulalliancecompany@gmail.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Sergey Gurin at (855) 663-1768
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount:

- ■ $35.00 Filing Fee
- ❒ $43.75 Filing Fee & Certificate of Status
- ❒ $43.75 Filing Fee & Certified Copy
- ❒ $52.50 Filing Fee, Certificate of Status & Certified Copy

Mailing Address:
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address:
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FILED
15 JAN 26 PM 2:52
[illegible] TALLAHASSEE, FLORIDA

ARTICLES OF CORRECTION

For

HELPFUL ALLIANCE COMPANY

Name of Corporation as currently filed with the Florida Dept. of State

P12000034537

Document Number (if known)

Pursuant to the provisions of Section 607.0124 or 617.0124, Florida Statutes, this corporation files these Articles of Correction within 30 days of the file date of the document being corrected.

These articles of correction correct THIRD AMENDED AND RESTATED ARTICLES OF INCORPORATION,
(Document Type Being Corrected)

filed with the Department of State on 01/02/2015.
(File Date of Document)

Specify the inaccuracy, incorrect statement, or defect:

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 250,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); 200,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"); and 40,000,000 shares of Series-X Common stock, par value of $0.01 (the "Series-X Stock").

Correct the inaccuracy, incorrect statement, or defect:

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 250,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"); 200,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"); and 40,000,000 shares of Series-X Common stock, par value $0.001 (the "Series-X Stock).

(Signature of a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of the receiver, trustee, or other court appointed fiduciary, by that fiduciary.)

Sergey Gurin
(Typed or printed name of person signing)

President
(Title of person signing)

Filing Fee: $35.00